EXHIBIT 10.47
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT
     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 13th day of November, 2009 (this “Amendment”), is entered into among THOMAS & BETTS CORPORATION, a Tennessee corporation (the “Borrower”), the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, and Wachovia Bank, National Association, as Administrative Agent, Swing Bank and Issuing Bank (“Wachovia”).
RECITALS
     A. The Borrower, the Lenders and Wachovia are parties to that certain Credit Agreement, dated as of October 16, 2007 (as amended from time to time, the “Credit Agreement”), providing for a revolving credit facility in the aggregate principal amount of $750,000,000. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.
     B. The Borrower has requested certain amendments to the Credit Agreement and the Administrative Agent and the Majority Lenders have agreed to make such amendments on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     1.1 Amendments to Section 1.1 (Defined Terms).
     (a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
     “First Amendment” shall mean the First Amendment to Second Amended and Restated Credit Agreement, dated as of November 13, 2009, among the Borrower, the Lenders party thereto, and the Administrative Agent.
     “First Amendment Effective Date” shall mean the date upon which the conditions to the effectiveness of the First Amendment set forth in Article II thereof are satisfied or waived in accordance with their terms.
     (b) The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

     “Senior Notes” shall mean, collectively, the Senior Notes (2013) and the Senior Notes (2021), and any other senior unsecured notes issued by the Borrower or any replacement, renewal, refinancing or extension of the existing Senior Notes that are on terms and conditions no less favorable to the Lenders, as reasonably determined by the Administrative Agent, than the terms of the Senior Notes (2013).
     “Senior Notes (2013)” shall mean the 7.25% Notes due June 1, 2013 issued by the Borrower on May 27, 2003, in an aggregate principal amount of $175,000,000, pursuant to the terms and conditions of the 1998 Indenture.
     “Senior Notes (2021)” shall mean the 5.625% Notes due November 15, 2021 issued by the Borrower on November 23, 2009, in an aggregate principal amount of $250,000,000, pursuant to the terms and conditions of the 1998 Indenture.
     1.2 Amendments to Section 7.3(b)(Restricted Payments). Section 7.3(b) of the Credit Agreement is hereby amended and restated in its entirety as follows.
“(b) Neither the Borrower nor any Domestic T&B Company shall, directly or indirectly, make any payment, prior to the scheduled maturity thereof, on account of any Funded Debt of any Domestic T&B Company other than the Obligations, except that, so long as no Default or Event of Default then exists or would be caused thereby, the Borrower may purchase, redeem, or otherwise acquire or retire all or any portion of the Senior Notes from the holders thereof.
     1.3 Amendments to Section 7.9 (Negative Pledge). Section 7.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Section 7.9 Limitation on Certain Restrictions.
The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any agreement with any Person that prohibits or restricts or limits the ability of the Borrower or any of its Subsidiaries to repay the Obligations, or to create, incur, pledge, or suffer to exist any Lien upon any of its respective assets (other than (i) agreements governing any Permitted Lien and (ii) the Indentures under which the Borrower or any of its Subsidiaries may issue Senior Notes), or restricts the ability of any Subsidiary of the Borrower to pay Dividends to the Borrower.”
ARTICLE II
CONDITIONS OF EFFECTIVENESS
     This First Amendment shall become effective as of the date (the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

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     (a) The Administrative Agent shall have received, dated as of the First Amendment Effective Date, an executed counterpart hereof from each of the Borrower and the Majority Lenders;
     (b) The supplemental indenture and other agreements pursuant to which the Borrower shall issue the Senior Notes (2021) shall be in form and substance reasonably satisfactory to the Administrative Agent;
     (c) Since December 31, 2008, there has occurred no event which has had or which could reasonably be expected to have a Materially Adverse Effect; and
     (d) The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this First Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
ARTICLE III
CONFIRMATION OF REPRESENTATIONS AND WARRANTIES
     The Borrower hereby represents and warrants, on and as of the First Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of such date, both immediately before and after giving effect to the First Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this First Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms and (iii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to the First Amendment.
ARTICLE IV
ACKNOWLEDGEMENT AND CONFIRMATION OF THE BORROWER
     The Borrower hereby confirms and agrees that, after giving effect to this First Amendment, the Credit Agreement and the other Credit Documents remain in full force and effect and enforceable against the Borrower in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment. This acknowledgement and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this First Amendment, and the Borrower acknowledges that the

Administrative Agent and the Lenders would not enter into this First Amendment in the absence of the acknowledgement and confirmation contained herein.
ARTICLE V
MISCELLANEOUS
     5.1 Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.
     5.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This First Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This First Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
     5.3 Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other Credit Documents delivered in connection herewith.
     5.4 Severability. To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.
     5.5 Successors and Assigns. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
     5.6 Construction. The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
     5.7 Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page of this First Amendment by facsimile transmission or by electronic mail shall be effective as delivery of a manually executed counterpart hereof.

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